As filed with the Securities and Exchange Commission on July 8, 2022

Registration No. 333-226610

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Jianpu Technology Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

21/F Internet Finance Center
Danling Street, Beijing
People’s Republic of China
Phone: +86-10-8302-3688
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Global Share Plan
(Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Telephone: +1-302-738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Emerging growth company ☐		Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Yilü (Oscar) Chen Chief Financial Officer Jianpu Technology Inc. 21/F Internet Finance Center Danling Street, Beijing People’s Republic of China (86-10) 8302-3688	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP JingAn Kerry Centre, Tower II 46th Floor 1539 Nanjing West Road, Shanghai People’s Republic of China (86-21) 6193-8200

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed solely for the purpose of filing Exhibit 10.3 to this registration statement on Form S-8 (Registration No. 333-226610), or the Registration Statement, and amending the exhibit index of the Registration Statement, to reflect an amendment of the Global Share Plan. Amendment No. 1 to the Global Share Plan is filed herewith as Exhibit 10.3. No additional securities are being registered. No changes have been made to the Registration Statement other than this explanatory note and the exhibit index of the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 consists only of the cover page, this explanatory note and the amended exhibit index of the Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant, effective November 16, 2017 (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 filed on October 20, 2017 (File No. 333-221056))

4.2	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3) (incorporated herein by reference to Exhibit 4.3 to the amendment to registration statement on Form F-1 filed on November 13, 2017 (File No. 333-221056))

4.3	Registrant’s Specimen Certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.2 to the amendment to registration statement on Form F-1 filed on November 3, 2017 (File No. 333-221056))

4.4	Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts (incorporated herein by reference to Exhibit 4.3 to the amendment to registration statement on Form F-1 filed on November 13, 2017 (File No. 333-221056))

5.1†	Opinion of Walkers, Cayman Islands counsel to the Registrant, regarding the legality of the Class A ordinary shares being registered

10.1	2017 Share Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 filed on October 20, 2017 (File No. 333-221056))

10.2	Global Share Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 filed on October 20, 2017 (File No. 333-221056))

10.3*	Amendment No. 1 to the Global Share Plan

23.1†	Consent of PricewaterhouseCoopers Zhong Tian LLP, Independent Registered Public Accounting Firm

23.2†	Consent of Walkers (included in Exhibit 5.1)

24.1†	Power of Attorney (included on signature page hereto)

 * Filed herewith.

† Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on July 8, 2022.

Jianpu Technology Inc.

By:	/s/ Daqing (David) Ye
Name:	Daqing (David) Ye
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chairman of the Board of Directors and	July 8, 2022
/s/ Daqing (David) Ye	Chief Executive Officer
Daqing (David) Ye	(principal executive officer)

*		July 8, 2022
Jiayan Lu	Director

*		July 8, 2022
Caofeng Liu	Director

*		July 8, 2022
Chenchao Zhuang	Director

*		July 8, 2022
Yilü (Oscar) Chen	Director and Chief Financial Officer (principal financial and accounting officer)

*		July 8, 2022
James Qun Mi	Director

*		July 8, 2022
Denny Lee	Director

*		July 8, 2022
Xiaoyan Zhang	Director

/s/ Kuang-Yu (Jeff) Liao		July 8, 2022
Kuang-Yu (Jeff) Liao	Director

*By	/s/ Daqing (David) Ye
Name: Daqing (David) Ye Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Jianpu Technology Inc., has signed this Post-Effective Amendment No. 1 to the Registration Statement in Newark, Delaware on July 8, 2022.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director